EXHIBIT 10.1


                        INDEPENDENT CONSULTING AGREEMENT

         This Independent Consulting Agreement ("Agreement"), effective as of January 21, 2004 ("Effective Date") is entered into by and between RCG COMPANIES INCORPORATED, a Delaware corporation (herein referred to as the "Company") and THE DEL MAR CONSULTING GROUP, INC., a California corporation (herein referred to as the "Consultant").

                                    RECITALS

         WHEREAS, the Company is a publicly-held corporation with its common stock traded on the American Stock Exchange; and

         WHEREAS, Company desires to engage the services of Consultant to represent the company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities.

         NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing immediately and ending on January 30, 2005 unless otherwise mutually agreed to by the parties or terminated by Company with 30 days notice for nonperformance by Consultant of its duties hereunder.

2. Duties of Consultant. The Consultant agrees that it will generally provide the following specified consulting services through its officers and employees during the term specified in Section 1, above.

         (a) Consult with and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

         (b) Introduce the Company to the financial community, including, but not limited to, retail brokers, buy side and sell side institutional managers, portfolio managers, analysts, and financial public relations professionals;

         (c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;


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         (d) Assist and consult the Company  with  respect to its (i)  relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

         (e) Perform the functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing press releases for the Company with the Company's involvement and approval of press releases, investor kits, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company's request and subject to the Company's securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

         (f) Upon and with the Company's direction and written approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

         (g) Upon and with the Company's direction, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

         (h) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and

         (i) Otherwise perform as the Company's consultant for public relations and relations with financial professionals.

3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that neither the price of the Company's common stock, nor the trading volume of the Company's common stock hereunder measure Consultant's performance of its


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duties.  It is also  understood that the Company is entering into this Agreement with Consultant, a corporation and not any individual member or employee thereof, and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of the Consultant leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

4. Remuneration.

4.1 (a) For undertaking this engagement, for services previously rendered, and for other good and valuable consideration, the Company agrees to issue to the Consultant a "Commencement Bonus" of Four Hundred Thousand (400,000) restricted shares of the Company's Common Stock ("Common Stock" and such shares, collectively, the "Shares"). Company may issue uncertified shares in accordance with Company's Bylaws. This Commencement Bonus shall be fully paid and non-assessable and stock certificates representing the Commencement Bonus shall be issued and delivered as follows:

                  (1) 280,000 shares of Common Stock shall be deemed issued as of the date hereof and delivered to Consultant within 5 days of approval of the American Stock Exchange which approval shall be sought by Company upon the next acquisition or financing but no later than the earlier of (i) January 1, 2005 and (ii) 15 days of termination of this Agreement by Company.

                  (2) 60,000 shares shall be deemed issued to Consultant upon Consultant introducing at least 75 investment professionals (such as retail stock brokers, buy side and sell side analysts, portfolio managers, investment newsletter writers, investment bankers, etc.) to the Company during the first forty-five (45) days of this Agreement. Consultant shall email or fax to Company, on a daily basis, each individual investment professional that it has introduced to the Company. The Company shall deliver to the Consultant a certificate representing 60,000 shares upon the later of (a) introduction of the 75th such investment professional to the Company and
                  (b) 5 days of approval of the American Stock Exchange which approval shall be sought by Company upon the next acquisition or financing but no later than the earlier of (i) January 1, 2005 and (ii) 15 days of termination of this Agreement by Company.

                  (3) 60,000 shares shall be deemed issued to Consultant upon Consultant introducing at least 150 individual investment professionals to the Company during the first seventy-five
                  (75) days of this Agreement. The Company shall deliver to Consultant the 60,000 shares upon the later of (a) introduction of the 150th such investment professional to the Company (calculated in accordance with Section 4.1(a)(2) above) and (b) 5 days of approval of the American Stock Exchange which approval shall be sought by Company upon the next acquisition or financing but no later than the earlier of
                  (i) January 1, 2005 and (ii) 15 days of termination of this Agreement by Company.


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         (b) Notwithstanding anything else in this Agreement to the contrary, in the event  Robert  Prag ceases to be  actively  involved in  performing
         services  for  Consultant   under  this  Agreement,   dies  or  becomes
         physically unable to perform any meaningful activities under this Agreement, (1) Company may terminate this Agreement 15 days following delivery to Consultant of a written notice of intent to terminate under this Section 4.1(b) and (2) Consultant will return to Company, as
         liquidated  damages:   (A)  75%  of  the  Commencement  Bonus  if  such
         termination   is  effective   within  the  initial  3  months  of  this
         Agreement's term, (B) 50% of the Commencement Bonus if such termination is effective following the initial 3 months of this Agreement's term but before the expiration of the initial 6 months of this Agreement's term and (C) 25% of the Commencement Bonus if such termination is effective following the initial 6 months of this Agreement's term but before the expiration of the initial 9 months of this Agreement's term.

4.2 The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. The Commencement Bonus, therefore, constitutes payment for Consultant's agreement to consult to the Company and, except as set forth in Section 4.1(b), is a nonrefundable, non-apportionable, and non-ratable retainer and is not a prepayment for future services. If the Company decides to terminate this Agreement prior to January 30, 2005, for any reason whatsoever, it is agreed and understood that, except as set forth in Section 4.1(b), Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock paid to it as Commencement Bonus hereunder. Further, if and in the event the Company is acquired during the term of this Agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock paid to it hereunder. Consultant agrees and understands that if the during the term of this Agreement, Consultant performs substantial services for any direct competitor of the Company, then the Shares issued by the Company to Consultant hereunder will be forfeited.

4.3 Notwithstanding anything else in this Agreement to the contrary, Company and Consultant acknowledge and agree that for purposes of the Company's internal accounting practices, the Company may desire to allocate all or a portion of the Commencement Bonus to any number of the services provided by the Consultant to the Company under this Agreement consistent with the United States generally accepted accounting practices. Accordingly, Consultant agrees to cooperate with the Company, and will provide to the Company reasonable support and documentation in connection with any such allocation process.

4.4 For performance under this agreement on a month-to-month basis, Company will pay Consultant a cash fee in the amount of $6,000 per month. This Consultancy Fee shall be issued to the Consultant on a monthly basis, the first monthly payment due and payable upon the execution of this Agreement and each following monthly payment payable in full on the first day of the respective month. The monthly Consultancy Fee shall continue to be paid monthly for the duration of this Consulting Agreement. The Company shall not be obligated to Consultant for any monthly cash fee for any month or part thereof remaining from the date of any cancellation to January 30, 2005.


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4.5 The  Company or its assigns  agrees  that it will  include the Shares in the next registration statement filed by the Company with the SEC on Forms SB-2, S-3 or other appropriate form, other than a registration on Form S-4 or S-8, a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales relating to the resale of restricted shares.

4.6 Company warrants that the Shares issued to Consultant under this Agreement by the Company shall be or have been validly issued, fully paid and non-assessable and that the Company's board of directors has or shall have duly authorized the issuance and any transfer of them to Consultant.

4.7 Consultant acknowledges that the Shares to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless the Company has received an opinion of counsel and in form reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Securities Act. Consultant agrees that during the term of this Agreement, that it will not sell or transfer any of the Shares issued to it by the Company hereunder, except to the Company; nor will it pledge or assign such Shares as collateral or as security for the performance of any obligation, or for any other purpose.

4.8 In connection with the acquisition of the Shares, Consultant represents and warrants to Company as follows:

         (a) Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information that the Consultant has requested. Consultant acknowledges and agrees that it has been provided with copies of or has access to Company's SEC filings and has reviewed such filings.

         (b) Consultant's investment in restricted securities is reasonable in relation to the Consultant's net worth, which is in excess of ten (10) times the Consultant's cost basis in the Shares. Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments that involve the risk of loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves a high degree of risk of loss, including, but not limited to, those risks specifically set forth in Company's SEC filings. Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares. Consultant is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act.

         (c) Consultant is acquiring the Shares for the Consultant's own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.


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5. Finder's Fee.

5.1 It is understood that in the event Consultant directly introduces Company to a lender or equity purchaser, not already having a preexisting relationship with the Company, with whom Company, or its nominees, ultimately finances or causes the completion of such financing, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 7% of total gross funding provided by such lender or equity purchaser, such fee to be payable in cash.

5.2 It is understood that in the event Consultant introduces Company to an intermediary or broker dealer, not already having a preexisting relationship with Company, with whom Company, or its nominees, ultimately finances or causes the completion of such financing, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 2.5% of total gross funding provided by such intermediary or broker dealer, such fee to be payable in cash. This will be in addition to any fees payable by Company to said intermediary or broker dealer, if any, which shall be per separate agreements negotiated between Company and such other intermediary or broker dealer.

5.3 It is also understood that in the event Consultant directly introduces Company, or its nominees, to a merger and/or acquisition candidate, not already having a preexisting relationship with Company, with whom Company, or its nominees, ultimately is acquired, or with whom Company, or its nominees acquires or causes the completion of such acquisition, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 5% of total gross consideration provided by such merger and/or acquisition, such fee to be payable in the same form of consideration received by the seller/merged company.

5.4 It is also understood that in the event Consultant introduces Company, or its nominees, to a merger and/or acquisition candidate, indirectly through another intermediary, not already having a preexisting relationship with Company, with whom Company, or its nominees, ultimately is acquired, or with whom Company, or its nominees acquires or causes the completion of such acquisition, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 2.5% of total gross consideration provided by such merger and/or acquisition, such fee to be payable in the same form of consideration received by the seller/merged company. This will be in addition to any fees payable by Company to any other intermediary, if any, which shall be per separate agreements negotiated between Company and such other intermediary.

5.5 It is also understood that in the event Consultant introduces Company to a strategic or business partner, not already having a preexisting relationship with Company, with whom Company, or its nominees, ultimately enters into a business alliance, Company agrees to compensate Consultant, for such services with a "finder's fee" in the amount of 5% of total gross revenue provided by such business alliance, for the life of the business alliance, such fee to be payable in cash within 10 days of Company' receipt of said revenue.

5.6 It is further understood that Company, and not Consultant, is responsible to perform any and all due diligence on such intermediary broker dealer, lender,


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equity purchaser or acquisition/merger  candidate introduced to it by Consultant under this Agreement, prior to Company receiving funds or closing on any acquisition/merger. However, Consultant will not introduce any parties to Company about which Consultant has any prior knowledge of questionable, unethical or illicit activities.

5.7 Company agrees that said compensation to Consultant shall be paid in full at the time said financing or acquisition/merger is closed, such compensation to be transferred by Company to Consultant within five (5) business days of the closing of a financing, merger or acquisition transaction.

5.8 As further consideration to Consultant, Company, or its nominees and assigns, agrees to pay with respect to any financing or acquisition/merger candidate provided directly or indirectly to the Company by any broker/dealer intermediary, lender or equity purchaser covered by this Section 5 during the period commencing at the effective date of this Agreement and ending one year from the termination of this Agreement, a fee to Consultant equal to that outlined in Section 5 herein.

5.9 Consultant will notify Company, in writing, of introductions it makes for potential sources of financing or acquisitions/mergers or strategic partners in a timely manner (within approximately 3 days of introduction) via confirmed delivery of a facsimile memo or email. If Company has a preexisting relationship with such nominee and believes such party should be excluded from this Agreement, then Company will notify Consultant immediately within two (2) business days of Consultant's facsimile or email to Company of such circumstance via facsimile memo or email.

5.10 It is specifically understood that Consultant is not and does not hold itself out be a Broker/Dealer, but is rather merely a "Finder" in reference to the Company procuring financing sources and acquisition/merger candidates, and Consultant does not normally provide such services. The Consultant will only be introducing the Company to such potential entities and will not be responsible for the structuring of any transaction. Any obligation to pay a "Finder's Fee" hereunder shall survive the merging, acquisition, or other change in the form of entity of the Company and to the extent it remains unfulfilled shall be assigned and transferred to any successor to the Company. The Company agrees that no reference to the Consultant will be made in any press release or advertisement of any transaction without the express approval, in writing, of such release by Consultant.

6. Non-Assignability of Services. Consultant's services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets wherein the Company becomes a minority constituent of the combined Company. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant's services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the


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preservation  of the  value  thereof  consistent  with  the  rights  granted  to
Consultant by Company herein. Consultant shall not assign its rights or delegate its duties hereunder without the prior written consent of Company.

7. Expenses. Consultant agrees to pay for all its expenses (phone, mailing, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company in writing prior to its incurring an obligation for reimbursement. The Company agrees and understands that Consultant will not be responsible for preparing or mailing due diligence and/or investor packages on the Company, and that the Company will have some means to prepare and mail out investor packages at the Company's expense.

8. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company. 9. Representations/Covenants. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, neither Consultant nor any of its officers and directors is the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Consultant agrees to comply with all securities laws, regulations, industry guidelines and applicable laws and to maintain confidential all of Company's confidential information. Consultant acknowledges that it has relied solely upon Consultant's own tax advisors with respect to all tax matters related to this Agreement. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

10. Legal Representation. Each of Company and Consultant represents that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that they deemed necessary.


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11. Status as Independent  Contractor.  Consultant's engagement pursuant to this
Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

12. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

13. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

14. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by confirmed facsimile transmission or receipted overnight courier (such as Federal Express) addressed to the other party at the address as set forth herein below:

                           To the Company:
                           --------------
                           RCG Companies Incorporated
                           Michael D. Pruitt, CEO
                           6836 Morrison Blvd.; Suite 200
                           Charlotte, NC 28211
                           Fax - (704) 366-5056
                           mdp@resoucecapital.com

                           To the Consultant:
                           -----------------
                           The Del Mar Consulting Group, Inc.
                           Robert B. Prag, President
                           2455 El Amigo Road
                           Del Mar, CA 92014
                           Fax - (858) 794-9544
                           bprag@delmarconsulting.com

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.


                         Consulting Agreement - Page 9

15. Choice of Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California.

16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in San Diego, CA, in accordance with the applicable rules of the American Arbitration Association, Commercial Dispute Resolution Procedures, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

17. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:                                           CONSULTANT:

RCG COMPANIES INCORPORATED                         THE DEL MAR CONSULTING GROUP, INC.



By:                                                By:
    --------------------------------------             -------------------------------------------
Name:    Michael D. Pruitt                         Name:   Robert B. Prag
Title:   CEO and its Duly Authorized Agent         Title:  President and its Duly Authorized Agent



                         Consulting Agreement - Page 10